UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

          December 14, 2004

Date of report (Date of earliest event reported)

        Magic Lantern Group, Inc.

(Exact name of registrant as specified in its charter)

          New York

               1-9502

     13-3016967

 (State or other jurisdiction

(Commission file number)

(IRS Employer

of incorporation or organization)

Identification No.)

1075 North Service Road West, Suite 27, Oakville, Ontario L6M 2G2

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:          (905) 827-2755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ð

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

ð

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

ð

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

ð

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01

Entry Into a Material Definitive Agreement

On December 14, 2004, the Company and Laurus Master Fund, Ltd. agreed to amend that certain Securities Purchase Agreement dated April 28, 2004. The amendment provides for the elimination of certain restrictive covenants that, among other things, limited the Company’s ability to perform certain operational and financing activities without Laurus’ prior approval. Concurrent with the amendment and pursuant to that certain Convertible Promissory Note of the Company to Laurus dated April 28, 2004 (the "Note"), the Company notified Laurus of its intent to prepay a portion of the outstanding principal balance of the Note and Laurus notified the Company of its intent to convert a portion of the outstanding principal balance of the Note. The amendment and a press release of the Company describing these events are provided herewith as Exhibits 99.1 and 99.2, respectively.

ITEM 2.04

      Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See Item 1.01, above.

ITEM 9.01

     Financial Statements and Exhibits

Exhibit

Number

Description

 99.1

First Amendment to that certain Securities Purchase Agreement dated April 28, 2004 by and between Magic Lantern Group, Inc. and Laurus Master Fund, Ltd.

 99.2

Press release of the Company dated December 14, 2004.

*  *  *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGIC LANTERN GROUP, INC.

Date: December 15, 2004

By:  /s/Robert A. Goddard

Robert A. Goddard

President & CEO

   EXHIBIT INDEX

Exhibit No.

Description

99.1

First Amendment to that certain Securities Purchase Agreement dated April 28, 2004 by and between Magic Lantern Group, Inc. and Laurus Master Fund, Ltd.

99.2

Press release of the Company dated December 14, 2004.